                                                                   Exhibit 10.7

                                LICENSE AGREEMENT

     LICENSE AGREEMENT (this "Agreement") dated as of the 14th day of December,
                              ---------
1998 (the "Effective Date"), by and between Mucosal Therapeutics LLC, a
           --------------
Massachusetts limited liability company with a principal place of business at 277 Linden Street, Suite 201, Wellesley, Massachusetts 02482 ("Mucosal"), and
                                                               -------
OraPharma, Inc., a Delaware corporation with a principal place of business at 732 Louis Drive, Warminster, Pennsylvania 18974 (the "Company").
                                                      -------

                              WITNESSETH:
                              ----------


     WHEREAS, Mucosal has been engaged in the development of technology relating to methods and compositions for treating and/or preventing oral mucositis, and owns certain patent rights and know-how with respect thereto; and

     WHEREAS, the Company has as its principal business objective the development of therapies in oral health care, and has an interest in acquiring exclusive rights to the Mucosal Technology (as defined below); and

     WHEREAS, the parties desire to enter into an agreement pursuant to which Mucosal shall license to the Company the Mucosal Technology.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

     For the purpose of this Agreement, the following words and phrases shall have the meanings set forth below:

     1.1  "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes hereof, the term "control" (including, with its correlative meanings, the terms
          -------
"controlled by" and  "under common control with"), with respect to any Person,
 -------------        -------------------------
means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether through the ownership of voting securities, by contract or otherwise); provided , that in
                                                           --------
each event in which any Person owns directly or indirectly more than 50% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 50% of the ownership interest of any other Person, such Person shall be deemed to control such corporation or other Person.

     1.2  "Biomodels Research Agreement" shall mean the Research and Consulting
           ----------------------------
Agreement dated as of the date hereof between Biomodels LLC and the Company.

     1.3  "Common Stock FMV" means, with respect to the date of determination
           ----------------
thereof, the value of a share of the common stock of the Company, determined for the purposes of this Agreement as follows:

          (i) If the common stock of the Company is traded publicly on any stock exchange or over-the-counter market on the date a milestone is completed as provided in Section 3.2 hereof or a Royalty Credit Amount is to be determined, then the Common Stock FMV shall be the last ask price at which a share of such common stock may be purchased by a Person on the principal stock exchange or over-the-counter market on which such common stock may be purchased on such date.

          (ii) If the common stock of the Company is not traded publicly on any stock exchange or over-the-counter market on the date a milestone is completed as provided in Section 3.2 hereof or a Royalty Credit Amount is to be determined, then the Common Stock FMV shall be equal to the fair market value of a share of the last series of preferred stock issued by the Company and shall be determined as follows:

                 (a) If the Company consummates an equity financing during the period commencing on the date that is ninety (90) days prior to, and ending on the date that is ninety (90) days following, the completion of the applicable milestone or determination of a Royalty Credit Amount, then the Common Stock FMV shall be the purchase price of a share of preferred stock of the Company issued in the last equity financing, if any, consummated during such period.

                 (b) If no equity financing is consummated by the Company during the period described in clause (a) above, then the Common Stock FMV shall be determined by the Company's Board of Directors and Mucosal shall be notified thereof in writing. Mucosal may, upon written notice to the Company, appoint an independent certified public accountant or investment banking firm (an "Independent Appraiser") reasonably acceptable to the
                       ---------------------
     Company to determine the Common Stock FMV (and the cost and expense of the Independent Appraiser shall be shared equally by Mucosal and the Company). If Mucosal fails to notify the Company of its election to exercise its valuation right within thirty (30) days after its receipt of the initial determination by the Company's Board of Directors, then the Common Stock FMV shall be the amount as determined by the Company's Board of Directors. If Mucosal exercises its valuation right, Mucosal shall cause the Independent Appraiser appointed by Mucosal to provide its determination of the Common Stock FMV in writing to the Company and Mucosal. Following receipt of such determination, the parties shall, in good faith, attempt to mutually agree upon the Common Stock FMV. If the parties are unable to so agree within thirty (30) days following their receipt of such determination, the parties shall appoint a mutually acceptable Independent Appraiser to determine the Common Stock FMV. In such case, the determinations made by the Company's Board of Directors, the Independent Appraiser appointed by Mucosal and the Independent Appraiser jointly appointed by the parties shall be compared, and the Common Stock FMV shall be the middle determination (and not an average thereof). Any Independent Appraiser appointed by Mucosal or appointed jointly by Mucosal and the Company shall be subject to an obligation of confidentiality in favor of the Company and shall disclose to Mucosal only its determination of the Common Stock FMV.

     1.4  "Common Stock Warrant" means a common stock warrant to acquire common
           --------------------
stock of the Company, to be issued by the Company as provided herein, substantially in the form set forth in Appendix A hereto.

     1.5  "Confidential Information" means any and all information (in any and
           ------------------------
every form and media) not generally known in the relevant trade or industry, which was obtained from any party or any Affiliate thereof in connection with this Agreement or the respective rights and obligations of the parties hereunder, including, without limitation, (a) information relating to trade secrets of such party or any Affiliate thereof, (b) information relating to existing or contemplated products, services, technology, designs, processes, formulae, research and development (in any and all stages) of such party or any Affiliate thereof, (c) information consisting of or relating to the Mucosal Technology or the Licensed Products, and (d) information relating to business plans, methods of doing business, sales or marketing methods, customer lists, customer usages and/or requirements and supplier information of such party or any Affiliate thereof, except that "Confidential Information" shall not include
                       ------       ------------------------
any information which (i) at the time of disclosure, is generally known in the relevant trade or industry, (ii) after disclosure, becomes part of the public knowledge (by publication or otherwise) in the relevant trade or industry other than by breach of this Agreement by the receiving party, (iii) the receiving party can verify by written documentation was in its possession at the time of disclosure and which was not obtained, directly or indirectly, from the other party or any Affiliate thereof, (iv) the receiving party can verify by written documentation results from research and development by the receiving party or any Affiliate thereof independent of disclosures by the other party or any Affiliate thereof or (v) the receiving party can prove was obtained from any Person who had the legal right to disclose such information, provided that such
                                                             --------
information was not obtained to the knowledge of the receiving party or any Affiliate thereof by such Person, directly or indirectly, from the other party or any Affiliate thereof on a confidential basis.

     1.6  "Control" means, with respect to any Mucosal Patent Rights or Mucosal
           -------
Know-How, the possession of the ability to grant a license or sublicense with respect thereto as provided for herein.

     1.7  "FDA" means the United States Food and Drug Administration or any
           ---
successor agency thereof.

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

     1.8  "Governmental Approval" means any and all approvals, licences,
           ---------------------
registrations or authorizations, including pricing approval, of any Federal, State or local agency, department, bureau or other governmental entity, foreign or domestic, necessary for the manufacture, use, storage, import, transport and sale of the Licensed Products in any regulatory jurisdiction.

     1.9  "Licensed Product" means any pharmaceutical product, or part thereof,
           ----------------
the manufacture, use, import, offer for sale or sale of which (i) would infringe one of the issued, valid unexpired claims or one of the pending claims contained in the Mucosal Patent Rights in any country or (ii) involves use of the Mucosal Know-How.

     1.10 "Mucosal Know-How" means any and all technology, manufacturing and
           ----------------
other know-how, technical information, inventions, discoveries, methods, specifications and trade secrets owned at any time or Controlled by Mucosal relating to the Mucosal Patent Rights or any research development, manufacture or use of any Licensed Products, or any invention, discovery or development with respect thereto (excluding any and all technology, manufacturing and other know-how, technical information, inventions, discoveries, methods, specifications and trade secrets owned or Controlled by any Person which becomes a successor or permitted assignee of Mucosal hereunder and which are owned or Controlled by such Person immediately prior to its becoming such successor or permitted assignee).

     1.11 "Mucosal Patent Rights" means all Patents (i) which have issued as of
           ---------------------
the date of this Agreement or which issue at any time from applications pending as of the date of this Agreement, and which are listed in Appendix B hereto, or
(ii) which have issued or issue at any time in any foreign country and provide corresponding or equivalent patent protection to the Patents described in the foregoing clause (i), except for any such Patents which are not subject to this Agreement pursuant to Section 5.1.6 hereof, (iii) which are improvements containing one or more claims dominated by existing Patents described in the foregoing clause (i) or (ii) which are owned or Controlled after the Effective Date by Mucosal during the term of this Agreement, (iv) which are owned or Controlled after the Effective Date by Mucosal during the term of this Agreement claiming inventions necessary or useful to the development, manufacture, use or sale of the Licensed Products (excluding all Patents owned or Controlled by any Person which becomes a successor or permitted assignee of Mucosal hereunder and which are owned or Controlled by such Person immediately prior to its becoming such successor or permitted assignee), or (v) which are conceived or reduced to practice in the course of the Biomodels Research Agreement.

     1.12 "Mucosal Technology" means the Mucosal Know-How and Mucosal Patent
           ------------------
Rights.

     1.13 "NDA" means a complete New Drug Application and all supplements
           ---
thereto filed with the FDA, including all documents, data and other information concerning a Licensed Product which are necessary for, or included in, FDA approval to market such Licensed Product as more fully defined in 21 C.F.R.
(S)314.5 et seq., as amended from time to time.
         ------

     1.14 "Net Sales" means gross receipts received by the Company and/or the
           ---------
Company's Affiliates or sublicensees for sale of the Licensed Products, less the sum of the following (collectively, "Permitted Deductions"):
                                     --------------------

          (i) discounts and rebates allowed in amounts customary in the trade;

          (ii) sales taxes, customs and tariff duties and/or use taxes directly imposed and with reference to particular sales;

          (iii) transportation and delivery charges (including insurance premiums related to transportation and delivery) prepaid or allowed;

          (iv)   amounts repaid, allowed or credited on returns;

          (v) reasonable and customary commissions paid or allowed to brokers, distributors, dealers, sales representatives and agents which are not employees or Affiliates of the Company; and

          (vi) license and sublicense fees payable to other Persons which are not Affiliates of the Company, as described in Article III hereof.

     In the event of any sale of the Licensed Products by the Company to any Affiliate thereof for resale to its customers, "Net Sales" shall be based on the
                                                ---------
greater of the amount actually received by the Company from its Affiliate or the amount actually received by such Affiliate from its customers for the sale of the Licensed Products, less (in either such case) the Permitted Deductions.
                       ----

     If the Company or any of its Affiliates or sublicensees sells any Licensed Products in combination with other items which are not Licensed Products ("Other
                                                                           -----
Items") at a single invoice price, "Net Sales" for purposes of computing royalty
-----                               ---------
payments on the combination shall be determined as follows (where "selling price" shall mean the list price of the selling entity):

                 (a) if all Licensed Products and Other Items contained in the combination are available separately, "Net Sales" for purposes of
                                                 ---------
          computing royalty payments shall be determined by multiplying Net Sales of the combination of the fraction A/A+B, where A is the selling price of all Licensed Products in the combination and B is the selling price of all Other Items in the combination;

                 (b) if the combination includes Other Items which are not sold separately (but all Licensed Products contained in the combination are available separately), "Net Sales" for purposes of computing royalty payments
                        ---------
          shall be determined by multiplying Net Sales of the combination by A/C, where A is as defined above and C is the selling price of the combination;

                 (c) if the combination includes Licensed Products which are not sold separately (but all Other Items contained in the combination are available separately), "Net Sales" for purposes of computing
                                      ---------
          royalty payments shall be determined by multiplying Net Sales of the combination by the fraction (C-B)/C, where B and C are as defined above; and

                 (d) if neither the Licensed Products nor the Other Items contained in the combination are sold separately, "Net Sales" for Purposes
                                                        ---------
     of computing royalty payments shall be determined by multiplying Net Sales of the combination by the fraction D/D+E, where D is the selling entity's cost of manufacture of all Licensed Products in the combination and E is the selling entity's cost of manufacture of all Other Items in the combination, all as reasonably determined by the Company using United States generally accepted accounting principles.

     1.15 "Oral Mucositis" means a condition involving the destruction of the
           --------------
oral mucosa due to, among other things, the administration of cancer chemotherapy and/or radiation therapy.

     1.16 "Patent" means (i) unexpired letters patent (including inventor's
           ------
certificates) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including, without limitation, any substitution, extension, registration, confirmation, reissued, re-examination, renewal or any like filing thereof, and (ii) pending applications for letters patent, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications, and any foreign counterparts and all patents that issue therefrom.

     1.17 "Person" means any individual, estate, trust, partnership, joint
           ------
venture, association, firm, corporation or company, or governmental body, agency or official, or any other entity.

     1.18 "Royalty Credit Amounts" means [the confidential material contained
          ------------------------
herein has been omitted and has been separately filed with the Commission] of each of the following amounts:

          (i) [the confidential material contained herein has been omitted and has been separately filed with the Commission]


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

          (ii) [the confidential material contained herein has been omitted and has been separately filed with the Commission]

     For the purpose of determining Royalty Credit Amounts hereunder [the confidential material contained herein has been omitted and has been separately filed with the Commission]

     1.19 "U.S. Dollars" and the sign "$" each means lawful currency of the
           ------------                -
United States of America.

                                SECTION 2. GRANT

     2.1  Grant of License.  Upon the terms and subject to the conditions herein
          ----------------
stated, Mucosal hereby grants the Company an exclusive, worldwide license under the Mucosal Patent Rights and Mucosal Know-How to develop, make, use, import, offer for sale and sell, and to have developed, made, used, imported, exported, offered for sale and sold, the Licensed Products, with the right to grant sublicenses, subject to Section 2.3 hereof.

     2.2  Delivery of Mucosal Know-How.  Mucosal shall promptly deliver to the
          -----------------------------
Company originals or copies of all its records, data and documentation relating to the Mucosal Know-How, including, without limitation, scientific data and regulatory submissions and documentation, manufacturing processes, reagents, expression systems, formulations and other relevant information.

     2.3  Sublicenses.    The Company agrees to include terms and conditions in
          -----------
each sublicense agreement sufficient to enable the Company to comply with this Agreement. The Company may select sublicensees on a commercially reasonable basis based on the Company's good faith analysis of such sublicensee's ability to perform and financial capability. The Company shall promptly forward to Mucosal a copy of each executed sublicense agreement. The Company may not grant any such sublicenses during the first one (1) year period of the term of this Agreement without the prior written consent of Mucosal, which shall not be unreasonably withheld. Mucosal hereby consents to the license to Biomodels contained in Section 7.3 of the Biomodels Research Agreement.

                     SECTION 3. ROYALTIES AND OTHER PAYMENTS

     For the rights, privileges and licenses granted hereunder, the Company shall pay the following amounts to Mucosal in the manner hereinafter provided during the term of this Agreement:

     3.1  Initial License Fee. The Company shall pay to Mucosal an initial
          -------------------
license fee consisting of (a) $200,000 in cash, which shall be paid on the Effective Date, and (b) Common Stock Warrants to purchase 55,000 shares of common stock of the Company, at a price of $1.82 per share, which shall be delivered to Mucosal within thirty (30) days following the Effective Date.

     3.2  Milestone and Royalty Obligations.
          ---------------------------------

          3.2.1 Upon completion of preclinical studies establishing, by statistically significant data, the efficacy of Licensed Product in animals, the Company shall pay to Mucosal $100,000 in cash and deliver Common Stock Warrants for the purchase of 82,305 shares of the common stock of the Company at a price of $2.43 per share.

          3.2.2 Upon the completion of the Phase III clinical trials for the initial Licensed Product, the Company shall pay to Mucosal a milestone payment, a portion of which shall be as determined by the Company and a portion of which shall be as determined by Mucosal, as follows:

          (i) the entire portion of the milestone to be determined by the Company shall be, at the option of the Company, either (a) $250,000 in cash or (b) Common Stock Warrants to purchase common stock of the Company having a Common Stock FMV at the time of completion of such milestone of $312,500, at a price per share equal to the Common Stock FMV per share at the time of completion of such milestone; and

          (ii) the entire portion of the milestone to be determined by Mucosal shall be, at the option of Mucosal, either (a) $250,000 in cash or
     (b) Common Stock Warrants to purchase common stock of the Company having a Common Stock FMV at the time of completion of such milestone of $250,000, at a price per share equal to the Common Stock FMV per share at the time of completion of such milestone.

          3.2.3 Upon the final approval by the FDA of the first NDA for the initial Licensed Product, the Company shall pay to Mucosal a milestone payment, a portion of which shall be as determined by the Company and a portion of which shall be as determined by Mucosal, as follows:

          (i) the entire portion of the milestone to be determined by the Company shall be, at the option of the Company, either (a) $750,000 in cash or (b) Common Stock

     Warrants to purchase common stock of the Company having a Common Stock FMV at the time of completion of such milestone of $937,500, at a price per share equal to the Common Stock FMV per share at the time of completion of such milestone; and

          (ii) the entire portion of the milestone to be determined by Mucosal shall be, at the option of Mucosal, either (a) $750,000 in cash or
     (b) Common Stock Warrants to purchase common stock of the Company having a Common Stock FMV at the time of completion of such milestone of $750,000, at a price per share equal to the Common Stock FMV per share at the time of completion of such milestone.

          3.2.4 The Company shall pay to Mucosal royalties in the amount of [the confidential material contained herein has been omitted and has been separately filed with the Commission], except that the Company shall pay Mucosal the greater of: (a) [the confidential material contained herein has been omitted and has been separately filed with the Commission] or (b) [the confidential material contained herein has been omitted and has been separately filed with the Commission]. The Company shall be entitled to a credit against future royalties otherwise payable by the Company to Mucosal hereunder in an amount equal to (x) [the confidential material contained herein has been omitted and has been separately filed with the Commission], and (y) the [the confidential material contained herein has been omitted and has been separately filed with the Commission] for the Common Stock Warrants and Preferred Stock Warrants delivered by the Company, in each case pursuant Section 3.2 hereof; provided that such
                                                          --------
credit shall in no event reduce the royalties payable hereunder with respect to any quarterly period below [the confidential material contained herein has been omitted and has been separately filed with the Commission].

     3.3  Limitation on Royalties.  Notwithstanding anything to the contrary
          -----------------------
contained herein, (a) no royalties shall be payable by the Company hereunder with respect to [the confidential material contained herein has been omitted and has been separately filed with the Commission] and (b) no multiple royalties shall be payable in the event that [the confidential material contained herein has been omitted and has been separately filed with the Commission].

     3.4  Royalties to Third Persons.  If the Company obtains a license under
          --------------------------
any patent or other rights with a third Person in order for the Company to develop, make, use, import, offer for sale or sell, or to have developed, made, used, imported, offered for sale or sold, the Licensed Products, then the Company shall be entitled to a credit against the royalty payments otherwise due to Mucosal hereunder in an amount equal to the royalty payments and/or other amounts payable by the Company to such third Person, provided that (a) all such
                                                     --------
credits shall not exceed
in the aggregate [the confidential material contained herein has been omitted and has been separately filed with the Commission] of the royalty payments otherwise due to Mucosal hereunder and (b) the royalties payable hereunder with respect to any quarterly period shall in no event be reduced by reason of such credits to an amount which is less than [the confidential material contained herein has been omitted and has been separately filed with the Commission] of the Net Sales of the Licensed Products by the Company and its sublicensees (other than Mucosal, its Affiliates and sublicensees) for such quarterly period.

     3.5  Withholding Taxes.  The parties acknowledge and agree that there may
          -----------------
be deducted from any payments or royalties otherwise due and payable hereunder any taxes or other payments required to be withheld under applicable law with respect to such payments or royalties or otherwise relating to the Licensed Products. The Company shall promptly submit to Mucosal any official receipt received by the Company for such tax or other payments.

                SECTION 4.  PAYMENT OF ROYALTIES, ACCOUNTING FOR
                           ROYALTIES, RECORDS, ETC.

     4.1  Payment.    Royalties payable hereunder shall be paid within 30 days
          -------
after the end of each calendar quarter, based on the Net Sales of the Licensed Products by the Company and its Affiliates during the preceding calendar quarter. Such payments shall be accompanied by a statement in reasonable detail setting forth the number, description and calculation of Net Sales, Permitted Deductions, royalties and applicable exchange rates of the Licensed Products. Except as otherwise provided in Section 4.3 hereof, late payments shall be subject to an interest charge of one and one-half percent (1 1/2%) per month from the day such amounts were first due until paid.

     4.2  Accounting; Foreign Currency.    Net Sales of the Licensed Products
          ----------------------------
used for computing the royalties payable hereunder shall be computed in U.S.
Dollars, and all payments of such royalties shall be made in U.S. Dollars.   For
purposes of determining the amount of royalties due, the amount of the Net Sales of the Licensed Products and sublicensing revenue, if any, in any foreign currency shall be computed by converting such amounts into U.S. Dollars at the prevailing commercial rate of exchange for purchasing U.S. Dollars, as quoted in The Wall Street Journal, on the last business day of the calender quarter
   ------------------------
with respect to which such royalty payment is payable hereunder.

     4.3  Records.    The Company shall keep, and shall require its Affiliates
          -------
and sublicensees to keep, for five (5) years complete and accurate records of the Net Sales of the Licensed Products sold by the Company and its Affiliates and sublicensees in sufficient detail to allow the royalties payable by the Company hereunder to be accurately determined. Mucosal shall have the right for a period of five (5) years after receiving any report or statement with respect to royalties due and payable hereunder by the Company to appoint an independent accounting firm to inspect and audit the relevant records of the Company and its Affiliates to verify such report or statement. The Company and its Affiliates shall make their records available for inspection and audit by such independent accounting firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice to the Company, to the extent reasonably necessary to verify the accuracy of the reports and payments required hereunder. The Company shall promptly pay any shortfall, plus interest at the prime rate, as quoted in The Wall Street
                                                         ---------------
Journal, from the original due date(s) to the date of payment; provided that if
-------
it shall be determined that the Company intentionally underpaid any such amounts, the Company shall pay interest on the portion of the shortfall which was intentionally underpaid from the original due date(s) to the date of payment at the rate provided in the last sentence of Section 4.1 hereof. The cost of any such inspection and audit shall be paid by Mucosal, unless such inspection and audit discloses for any calendar quarter examined that there shall have been a discrepancy of greater than five percent (5%) between the royalties payable hereunder by the relevant party and the royalties actually paid by the Company with respect to such calendar quarter, in which case the Company shall be responsible for the payment of the entire cost of such inspection and audit.

                  SECTION 5.  PATENT PROSECUTION; DEVELOPMENT

     5.1  Patent Prosecution and Maintenance.
          ----------------------------------

          5.1.1 Mucosal shall diligently prosecute and maintain the Mucosal Patent Rights listed on Appendix B in the United States using counsel of its own choice, provided that the Company shall have no reasonable objection to such counsel.

          5.1.2 For the United States patent application listed on Appendix B, after the Effective Date, Mucosal shall be responsible for attorneys' fees and the Company shall be responsible for United States Patent Office fees and other reasonable out-of-pocket expenses. After the Effective Date, the reasonable cost of preparing, filing, prosecuting and maintaining all other Mucosal Patent Rights including reasonable attorney's fees and out of pocket expenses shall be borne by the Company, who shall reimburse Mucosal within thirty (30) days of Mucosal's invoice. Mucosal shall provide the Company with copies of all relevant documentation so that the Company may be informed and appraised of the continuing prosecution, and the Company agrees to keep this documentation confidential.

          5.1.3 The Company shall have the right to obtain corresponding patent protection on the U.S. Mucosal Patent Rights in foreign countries if available and if it so desires. The Company must notify Mucosal within ten (10) months of the filing date of the corresponding United States application of those countries in which it desires to obtain foreign patents. The absence of instructions in writing from the Company to Mucosal shall be considered an election by the Company not to secure foreign patent rights.

          5.1.4 The preparation, filing and prosecuting of all foreign patent applications filed in accordance with Section 5.1.3 and the maintenance of all resulting patents shall be at the sole expense of the Company, as
provided in Section 5.1.2.   Such patents shall be held in the name of Mucosal
and shall be obtained using counsel of Mucosal's choice, provided that the Company shall have no reasonable objection to such counsel.

          5.1.5 The Company's obligation to pay such costs and expenses for foreign patent rights filed at its request shall continue for so long as this Agreement remains in effect; provided, however, that the Company may terminate its obligations with respect to any foreign patent application or patent upon three (3) months' written notice to Mucosal. Mucosal may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense; provided, however, that the Company shall have no further right or licenses thereunder.

          5.1.6 Mucosal shall have the right to file patent applications at its own expense in any country in which the Company has not elected to secure such rights, and such application and resultant patents shall not be subject to this Agreement.

     5.2  Development.
          -----------

          The Company shall have full control and authority over research, development, registration and commercialization of the Licensed Product and all such activity shall be undertaken at the Company's expense. The Company shall exercise its reasonable efforts and diligence in developing and commercializing Licensed Product and in undertaking investigations and actions required to obtain appropriate governmental approvals to market Licensed Product, and the Company represents and warrants that it intends to promptly develop Licensed Product, and thereafter to seek approval to sell and market a Licensed Product. In addition: (i) the Company shall enter into the Biomodels Research Agreement and shall remain in compliance with the Biomodels Research Agreement and make all payments thereunder; (ii) should the Company fail to complete preclinical trials, in a manner sufficient to trigger the milestone payment in Section 3.2.1, on or before December 31, 2000 due to the Company's failure to exercise commercially reasonable efforts to accomplish such milestone by such date; or
(iii) should there fail to be an NDA approval of a Licensed Product in a manner sufficient to trigger the milestone payment in Section 3.2.3 on or before December 31, 2007 due to the Company's failure to exercise commercially reasonable efforts to accomplish such milestone by such date; then Mucosal shall have the right to terminate this Agreement under Section 12.2.

     The Company shall keep Mucosal informed of progress of the Company's efforts to develop and commercialize Licensed Product. Mucosal shall have the right to contact a representative of the Company periodically by telephone to discuss the Company's progress with the development of a Licensed Product and sales of such Licensed Product once launched. The Company shall designate an appropriate employee as a contact person for Mucosal, and such employee shall be familiar with the details and progress of the Company's development and marketing program relating to Licensed Product, and shall be instructed to respond to reasonable inquiries made by Mucosal. In addition, on or before March 1 of each year after the Effective Date until the Company launches a Licensed Product, the Company shall make a written annual summary report to Mucosal covering the preceding year ending December 31, regarding the progress of the Company toward commercial use of Licensed Products. Such report shall include, as a minimum, information sufficient to enable Mucosal to ascertain progress by the

Company towards the development and commercial sale of Licensed Products. All information disclosed by the Company to Mucosal under this provision shall be deemed the Confidential Information of the Company.

                   SECTION 6.  REPRESENTATIONS AND WARRANTIES

     6.1  By the Company.    The Company hereby represents and warrants to
          --------------
Mucosal that, as of the Effective Date: (a) the Company has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement, (b) the execution, delivery and performance by the Company of this Agreement do not contravene or constitute a default under any provision of applicable law or its certificate of incorporation or by-laws (or equivalent documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, except that as of the Effective Date the Company has not authorized any shares of common stock of the Company which may be covered by Common Stock Warrants which may be issued pursuant to Section
3.2.2 or 3.2.3 hereof, (c) all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by the Company of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other Person is required in connection with the execution, delivery and performance by the Company of this Agreement, except that as of the Effective Date the Company has not authorized any shares of common stock of the Company which may be covered by Common Stock Warrants which may be issued pursuant to Section 3.2.2 or 3.2.3 hereof, and (d) this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Company agrees that, if and when Common Stock Warrants are to be issued as a part of a milestone payment pursuant to Section 3.2.2 or 3.2.3 hereof, the Company will duly authorize the shares of common stock to be covered by such Common Stock Warrants.

     6.2  By Mucosal.    Mucosal hereby represents and warrants to the Company
          ----------
that, as of the Effective Date: (a) Mucosal has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement,
(b) the execution, delivery and performance by Mucosal of this Agreement do not contravene or constitute a default under any provision of applicable law or of its articles of incorporation or by-laws (or equivalent documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon Mucosal, (c) all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by Mucosal of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other Person is required in connection with the execution, delivery and performance by Mucosal of this Agreement, (d) Mucosal is the exclusive owner of all legal and beneficial right, title and interest in and to the Mucosal Patent Rights and the Mucosal Know-How, free and clear of any lien, claim or encumbrance or rights of any other Person,
(e) to the best knowledge of Mucosal, the practice of the Mucosal Patent Rights and/or the Mucosal Know-How as contemplated by Section 2.1 hereof does not infringe or violate any

United States patent or other right of any Person, and Mucosal has no actual knowledge that such practice infringes or violates any foreign patent or other foreign right of any other Person, and (f) this Agreement constitutes a valid and binding agreement of Mucosal, enforceable against Mucosal in accordance with its terms.

     6.3  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties contained herein shall survive the execution, delivery and performance of this Agreement by the parties, notwithstanding any investigation at any time made by or on behalf of any party or parties.

                  SECTION 7. INFRINGEMENT AND INDEMNIFICATION

     7.1  Infringement Claims.
          -------------------

          (a) In the event that Mucosal or the Company becomes aware of actual or threatened infringement of a Mucosal Patent Right, that party shall promptly notify the other party in writing. The Company shall have the first right, but not the obligation, to bring, at its own expense, an infringement action against any third Person infringing the Mucosal Patent Rights and to use Mucosal's name in connection therewith and to name Mucosal as a party thereto, without expense to Mucosal. In the event that the Company has exercised its right to bring an action, the Company shall be responsible for defending against any counterclaims alleging invalidity or unenforceability of a Mucosal Patent Right, and for prosecuting the action through to settlement or other final disposition. If the Company does not commence a particular infringement action within ninety (90) days of receipt of the notice of infringement, then Mucosal, after notifying the Company in writing, shall have the right, but not the obligation, to bring such infringement action at its own expense, and at its option to join the Company as a party plaintiff without expense to the Company, and Mucosal shall be responsible for defending against any counterclaims alleging invalidity or unenforceability of a Mucosal Patent Right. The party conducting such action shall have full control over its conduct, including settlement thereof subject to Section 7.1(d). In any event, Mucosal and the Company shall provide reasonable assistance to one another and shall reasonably cooperate in any such litigation at the expense of the requesting party. The Company shall reimburse Mucosal for any out-of-pocket costs it incurs at the Company's request as part of an action brought by the Company irrespective of whether Mucosal shall become a co-party, excluding fees of independent counsel, if any, retained by Mucosal. Mucosal shall reimburse the Company for any out-of-pocket costs it incurs at Mucosal's request as part of an action brought by Mucosal irrespective of whether the Company shall become a co-party, excluding fees of independent counsel, if any, retained by the Company. Mucosal and the Company shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. Any excess amount shall be shared [equally] between the Company and Mucosal, provided if the Company brings such action at its own expense, Mucosal's share of the excess amount shall not exceed the royalties which would otherwise be due Mucosal for the sales of Licensed Products that were the subject of the litigation had such sales been made by the Company or its Affiliates under this Agreement.

          (b) In the event of the institution of any suit by a third Person, against Mucosal, the Company or their Affiliates or sublicensees for patent infringement involving the Mucosal Patent Rights in the field of Oral Mucositis, the party sued shall promptly notify the other party in writing. The Company shall have the right, but not the obligation, to defend such suit at its own expense. Mucosal shall provide reasonable assistance to the Company and reasonably cooperate in any such litigation at the Company's request, and the Company shall reimburse Mucosal for its reasonable out-of-pocket expenses incurred with respect to the provision of such assistance, excluding fees of independent counsel, if any, retained by Mucosal.

          (c) In the event that any third Person (other than an Affiliate or sublicensee) initiates any legal or administrative proceeding in any country challenging the validity, scope or enforceability of a Mucosal Patent Right which, if successful, would result in a loss of one or more claims of existing Mucosal Patent Rights with respect to any Licensed Product in the field of Oral Mucositis and, as a result of such loss, the Mucosal Patent Rights would no longer offer substantial protection to such Licensed Products in such country, and the Company exercises its rights pursuant to Section 7.1(a) or (b) to defend or enforce the Mucosal Patent Rights, then [the confidential material contained herein has been omitted and has been separately filed with the Commission] of the Company's royalty obligation in Section 3.2.4 that shall be based on such Patent during the pendency of defense or enforcement in the proceeding shall be held in an interest bearing escrow account by the Company until a final decision shall be rendered by a court or administrative tribunal of competent jurisdiction from which no appeal can be or is taken, provided that:

              (i) If the enforceability of all material claims in such Patent claiming the Licensed Product is upheld by a court or other legal or administrative tribunal from which no appeal is or can be taken, then the amount of royalties owed under Section 3.2.4 but withheld during the period of escrow, plus all accrued interest, shall be promptly paid to Mucosal; or

              (ii) If one or more claims in such Patent covering Licensed Product are held to be invalid or otherwise unenforceable by a court or other legal or administrative tribunal in any country from which no appeal is or can be taken or the scope thereof is modified and, as a result, such Patent no longer offers substantial protection to Licensed Product in such country, then the amount of royalties which would have been withheld during the period of escrow shall not be owed to Mucosal; the Company shall be entitled to all payments and accrued interest in the escrow account; and the royalties otherwise payable to Mucosal hereunder shall be abated in their entirety with respect to Net Sales of Licensed Product in the country in which such claims were so held invalid or unenforceable or so modified.

          (d) The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning the Mucosal Patent Rights or Licensed Product, provided however that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to this Section 7.1 may be entered into without the consent of the other party, if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would materially affect the scope of coverage of the claims of, or the enforceability or validity of a Mucosal Patent Right, or would otherwise adversely affect the other party's rights under this Agreement, such consent not to be unreasonably withheld.

     7.2  Indemnification.
          ---------------

          7.2.1     Indemnification by the Company.
                    ------------------------------

          (a) The Company hereby agrees that it shall be responsible for, indemnify, hold harmless and defend Mucosal and Mucosal's Affiliates, Brigham and Women's Hospital Inc. and their respective directors, officers, managing members, shareholders, partners, attorneys, accountants, agents, employees and consultants, and their respective heirs, successors and assigns (collectively, the "Mucosal Indemnitees"), from and against any and all claims, demands,
     -------------------
losses, liabilities, damages, costs and expenses (including the cost of settlement, reasonable legal and accounting fees and any other expenses for investigating or defending any actions or threatened actions) (collectively,

"Losses") suffered or incurred by any Mucosal Indemnitee arising out of,
-------
relating to, resulting from or in connection with (a) the breach of any representation or warranty made by the Company herein, (b) the default by the Company in the performance or observance of any of its obligations to be performed or observed hereunder, and (c) any action, suit or other proceeding, or compromise, settlement or judgment, relating to any of the foregoing matters with respect to which the Mucosal Indemnitees are entitled to indemnification hereunder. The foregoing shall not apply to the extent that such Losses are due to the willful misconduct or negligence of any Mucosal Indemnitee as finally determined by a court of competent jurisdiction.

          (b) The Company shall indemnify, defend and hold harmless the Mucosal Indemnitees from and against any and all Losses suffered or incurred by any Mucosal Indemnitee, arising out of, relating to, resulting from or in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in form of tort, warranty, or strict liability) concerning any Licensed Product made, used or sold pursuant to any right or license granted under this Agreement. The Company's indemnification obligation under the preceding sentence shall not apply to any Losses to the extent attributable to the negligence or willful misconduct of the Indemnitees as finally determined by a court of competent jurisdiction. The Company's liability for indemnification with respect to Losses under this Section 7.2.1(b) shall in no event exceed the amount of insurance coverage required to be maintained by the Company with respect thereto. Beginning at the time any Licensed Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by the Company or by an Affiliate, sublicensee or agent of the Company, the Company shall, at its sole cost and expense, obtain and/or maintain, at its sole cost and expense, product liability insurance and contractual liability coverage, in amounts, respectively, which are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities, with a minimum of ten million U.S. dollars (U.S. $10,000,000) per occurrence (or claim) and annual aggregate limit of liability. Such product liability insurance shall insure against personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of Licensed Product and shall name Mucosal as an additional named insured. During clinical trials of any Licensed Product, the Company, at its sole cost and expense, shall procure and maintain product liability insurance in such equal or lesser amount as Mucosal shall require, naming Mucosal as an additional insured.

          (c) The Company shall provide Mucosal with written evidence of such insurance or such self insurance program upon request of Mucosal. The Company shall provide Mucosal with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if the Company does not obtain replacement insurance providing reasonably comparable coverage within such fifteen (15) day period, Mucosal shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

          (d) The Company shall maintain such comprehensive general liability and product liability insurance, either through a commercial provider or a comparable self insurance program, beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by the Company or by the sublicensee, Affiliate or agent of the Company and (ii) a reasonable period after the period referred to in (d)(i) above which in no event shall be less than five (5) years.

          7.2.2   Indemnification by Mucosal.  Mucosal hereby agrees that it
                  --------------------------
shall be responsible for, indemnify, hold harmless and defend the Company and the Company's Affiliates, and their respective directors, officers, managing members, shareholders, partners, attorneys, accountants, agents, employees and consultants, and their respective heirs, successors and assigns (collectively, the "Company Indemnitees"), from and against any and all Losses suffered or
     -------------------
incurred by any Company Indemnitee arising out of, relating to, resulting from or in connection with (a) the breach of any representation or warranty made by Mucosal herein, (b) the default by Mucosal in the performance or observance of any of its obligations to be performed or observed hereunder, and (c) any action, suit or other proceeding, or compromise, settlement or judgment, relating to any of the foregoing matters with respect to which the Company Indemnitees are entitled to indemnification hereunder. The foregoing shall not apply to the extent that such Losses are due to the willful misconduct or negligence of any Company Indemnitee as finally determined by a court of competent jurisdiction.

          7.2.3     Notice of Claims.  In the event that a claim is made
                    ----------------
pursuant to

Section 7.2.1 or 7.2.2 above against any party which seeks indemnification hereunder (the "Indemnitee"), the Indemnitee agrees to promptly notify the other
                ----------
party (the "Indemnitor") of such claim or action and, in the case of any claim
            ----------
by a third Person against the Indemnitee, the Indemnitor may, at its option, elect to assume control of the defense of such claim or action; provided, however, that (a) the Indemnitee shall be entitled to participate therein (through counsel of its own choosing) at the Indemnitee's sole cost and expense,
(b) the Indemnitor shall not settle or compromise any such claim or action without the prior written consent of the Indemnitee, unless such settlement or compromise includes a general release of the Indemnitee and all of the other Mucosal Indemnitees or Company Indemnitees, as the case may be, from any and all liability with respect thereto and (c) the Indemnitee shall cooperate with the Indemnitor in the defense of such claim or action.

                           SECTION 8. CONFIDENTIALITY

     8.1 The parties each recognize that the Confidential Information of the party and any and all Affiliates thereof constitutes valuable confidential and proprietary information. Accordingly, the parties each agree that they and their respective Affiliates shall, during the term of this Agreement and for a period of fifteen (15) years after the termination hereof for any reason, hold in confidence all Confidential Information of the other party (including this Agreement and the terms hereof) and not use the same for any purpose other than as set forth in this Agreement nor disclose the same to any other Person except
                                                                         ------
to the extent that it is necessary for such party to enforce its rights under this Agreement or if required by law or any governmental authority (including, without limitation, any stock exchange upon which such party's shares or other equity securities may be traded); provided, however, if any party shall be
                                  --------  -------
required by law to disclose any such Confidential Information to any other Person, such party shall give prompt written notice thereof to the other party and shall minimize such disclosure to the amount required. Notwithstanding the foregoing, either party may disclose Confidential Information of the other (a) to such party's attorneys, accountants and other professional advisors under an obligation of confidentiality to such party, (b) to such party's banks or other financial institutions or venture capital sources for the purpose of raising capital or borrowing money or maintaining compliance with agreements, arrangements and understandings relating thereto, and (c) to any Person who proposes to purchase or otherwise succeed (by merger, operation of law or otherwise) to all of such party's right, title and interest in, to and under this Agreement, if such Person agrees to maintain the confidentiality of such Confidential Information pursuant to a written agreement in form and substance reasonably satisfactory to the parties. The standard of care required to be observed hereunder shall be not less than the degree of care which each party or Affiliate thereof uses to protect its own information of a confidential nature.

                 SECTION 9. INTELLECTUAL PROPERTY; IMPROVEMENTS

     9.1  Rights to Proprietary Technology.  Neither party shall through this
          --------------------------------
Agreement obtain any rights to the other party's proprietary technology except for such rights as are expressly granted or allocated under this Agreement.

     9.2  Improvements.    Any improvement to the Mucosal Technology discovered
          ------------
or developed by any party during the term of this Agreement shall be owned solely by Mucosal and shall be automatically included within the Mucosal Technology licensed to the Company hereunder; provided that, in the event that
                                              --------
the Company does not elect to practice or use such improvement by written notice to Mucosal within [six (6)] months after receipt of notice of such improvement from Mucosal, the Company shall have no further right or license to such improvement hereunder. Mucosal agrees to give the Company prompt written notice of any improvement to the Mucosal Technology discovered or developed by Mucosal during the term of this Agreement.

                      SECTION 10. LIMITATIONS ON LIABILITY

     10.1 No Warranties.    Except as expressly set forth in Section 6 hereof,
          -------------
neither party makes any representations or warranties as to any matter whatsoever. EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE MUCOSAL TECHNOLOGY AND THE LICENSED PRODUCTS, INCLUDING , WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

     10.2 Limitations of Liability.    EXCEPT FOR BREACH OF SECTION 8 HEREOF,
          ------------------------
UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY LOSS OF PROFITS OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER.

     10.3 Force Majeure.   No party shall be liable for failure or delay in
          -------------
performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the party so failing or delaying, including, without limitation, Acts of God, war, insurrection, fire, flood, accident, labor strikes, work stoppage or slowdown (whether or not such labor event is within the reasonable control of the parties), or inability to obtain raw materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder. Each party shall (a) promptly notify the other party in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such party to perform its obligations hereunder, and (b) make reasonable efforts to remedy any such event of force majeure.

                         SECTION 11.  NON -USE OF NAMES

     Neither party shall use the name of the other party nor the name of any Affiliates, managers, directors, officers, partners, shareholders, members, consultants or employees of such other party, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from such other party in each case (which consent shall not be unreasonably withheld or delayed).

                       SECTION 12.  TERM AND TERMINATION

     12.1 Term.     This Agreement shall be effective from the Effective Date
          ----
and, unless sooner terminated in accordance with the provisions of this Section 12, shall continue until the later to occur of (i) 20 years from the date of this Agreement or (ii) the last to expire of any Patent included within the Mucosal Patent Rights.

     12.2 Events of Default.    Each party shall have the right to terminate
          -----------------
this Agreement upon the occurrence of any of the following events (each, an

"Event of Default") with respect to the other party (the "Defaulting Party"):
-----------------                                         ----------------
(a) a decree or order shall have been entered by a court of competent jurisdiction adjudging the Defaulting Party bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Defaulting Party under any bankruptcy law or any other similar applicable statute, law or regulation, or a decree or order of a court of competent jurisdiction shall have been entered for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Defaulting Party or a substantial part of its property, or for the winding up or liquidation of its affairs; or (b) the Defaulting Party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy petition against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, liquidation or similar relief under any bankruptcy law or any other similar applicable statute, law or regulation, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due; or (c) the Defaulting Party shall commit a material breach of the terms of this Agreement and the same and all of its effects shall not be remedied within ninety (90) days after written notice thereof is given by the other party to the Defaulting Party, except that the remedial period shall be thirty (30) days for any monetary default. The failure by the Company to pay Mucosal any royalties or other payments when due and payable in accordance with the provisions of Section 3 hereof shall be deemed a material breach of this Agreement.

     12.3 Termination.     Each party may terminate this Agreement upon the
          -----------
occurrence of any Event of Default by giving written notice thereof to the other party, which notice shall specifically identify the reason(s) for such
termination.   If the Company shall terminate this Agreement by notice based on an Event of Default by Mucosal, the Biomodels Research

Agreement will automatically terminate in accordance with the provisions thereof, termination of both Agreements to be effective immediately on such notice. In addition, (i) the Company may terminate this Agreement at any time by giving at least ninety (90) days' prior written notice to Mucosal, (ii) if the Company shall exercise its rights under the Biomodels Research Agreement to terminate because of an event of default thereunder by Biomodels, the Company shall also have the right to terminate this Agreement by notice to Mucosal at the same time, and, if such notice is given, termination of both Agreements shall be effective immediately on such notice; (iii) if the Company shall exercise its rights under the Biomodels Research Agreement to terminate unilaterally on ninety (90) days' notice, this Agreement shall automatically terminate, termination of both Agreements to be effective as of ninety (90) days after such notice by the Company; and (iv) if Biomodels shall exercise its rights under the Biomodels Research Agreement to terminate because of an event of default thereunder by the Company, this Agreement shall automatically terminate as of the effective date of termination of the Biomodels Research Agreement.

     12.4 Consequences of Termination.   Upon the termination of this Agreement
          ---------------------------
for any reason other than (a) an Event of Default with respect to Mucosal, or
(b) termination of one or both of the Other Agreements by reason of a default by Biomodels LLC thereunder, all rights, privileges and licenses granted by Mucosal to the Company hereunder, including the Mucosal Patent Rights, shall revert to Mucosal. The termination of this Agreement for any reason shall be without prejudice to (i) the right of each party to receive all amounts accrued under Section 3 hereof prior to the effective date of such termination, (ii) the rights and obligations of the parties pursuant to Sections 1, 4.3, 7.2, 8, 10,
12.4 and 13 hereof, and (iii) any other remedies as may now or hereafter be available to any party, whether under this Agreement or otherwise. Upon the termination of this Agreement (a) the Company and its Affiliates and sublicensees shall immediately discontinue the manufacture, use and sale of the Licensed Products, and (b) each party and its Affiliates shall immediately cease the use of all Confidential Information obtained from the other party or any Affiliate thereof.

                           SECTION 13.  MISCELLANEOUS

     13.1 Notices.    All payments in the form of Warrants, notices, reports
          -------
and/or other communications made in accordance with this Agreement, shall be deemed to be duly made or given (i) when delivered by hand, (ii) three days after being mailed by registered or certified mail (air mail if mailed overseas), return receipt requested, or (iii) when received by the addressee, if sent by facsimile transmission or by Express Mail, Federal Express or other express delivery service (receipt requested), in each case addressed to such party at its address set forth below (or to such other address as such party may hereafter designate as to itself by notice to the other party hereto):

     In the case of the Company:

          OraPharma, Inc.
          732 Louis Drive
          Warminster, Pennsylvania 18974
          Attention:  President
          Telecopier: (215) 443-9531

          With a copy to:

          Sills Cummis Zuckerman Radin
            Tischman Epstein & Gross, P.A.
          One Riverfront Plaza
          Newark, New Jersey 07102
          Attention: Ira A. Rosenberg, Esq.
          Telecopier: (973) 643-6500

     In the case of  Mucosal:

          Mucosal Therapeutics LLC
          227 Linden Street, Suite 201
          Wellesley, Massachusetts 02482
          Attention: Manager
          Telecopier: (781) 235-3811

          With a copy to:

          Testa, Hurwitz & Thibault LLP
          High Street Tower
          125 High Street
          Boston, Massachusetts 02110
          Attention: B. Jean Weidemier, Esq.
          Telecopier:   (617) 248-7100

     13.2 Amendments, etc..    This Agreement may not be amended or modified,
          ----------------
nor may any right or remedy of any party be waived, unless the same is in writing and signed by such party or a duly authorized representative of such party. The waiver by any party of the breach of any term or provision hereof by any other party shall not be construed as a waiver of any other subsequent breach.

     13.3 No Waiver; Remedies.      No failure or delay by any party in
          -------------------
exercising any of its rights or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     13.4 Successors and Assigns.     This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns; provided that, except as
                                                   --------
expressly provided herein, neither party may assign or otherwise transfer this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party.

     13.5 Relationship of Parties.     The Company and Mucosal are not (and
          -----------------------
nothing in this Agreement shall be construed to constitute them) partners, joint venturers, agents, representatives or employees of the other party, nor to create any relationships between them other than that of an independent contractor. Neither party shall have any responsibility or liability for the actions of the other party except as specifically provided herein. Neither party shall have any right or authority to bind or obligate the other party in any manner or make any representation or warranty on behalf of the other party.

     13.6 Expenses.    Unless otherwise provided herein, all costs and expenses
          --------
incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party which shall have incurred the same and the other party shall have no liability relating thereto.

     13.7 Entire Agreement.    This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior proposals, communications, representations and agreements, whether oral or written, with respect to the subject matter hereof.

     13.8 Severability.    Any term or provision of this Agreement which is
          ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

     13.9 Counterparts.    This Agreement may be signed in any number of
          ------------
counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13.10  Headings.    The headings used in this Agreement are for convenience
            --------
of reference only and shall not affect the meaning or construction of this Agreement.

     13.11  Governing Law.    This Agreement, including the performance and
            -------------
enforceability hereof, shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine.
Each party hereby submits itself for the sole purpose of this Agreement and any controversy arising hereunder to the jurisdiction of the courts located in the State of New York and any courts of appeal therefrom, and waives any objection (on the grounds of lack of jurisdiction, or forum non conveniens
                                                          ----- --- ----------
or otherwise) to the exercise of such jurisdiction over it by any such courts.

     13.12  Arbitration.    Except as expressly provided herein, any dispute,
            -----------
controversy or claim arising out of or relating to this Agreement, its validity, construction or enforceability or the breach of any of the terms or provisions hereof shall be settled by arbitration under the American Arbitration Association by a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators. Any arbitration proceeding commenced by either party shall be held in the New York City, New York metropolitan area (including northern New Jersey). The decision of the arbitrators shall be final and binding upon the parties and judgment upon the decision by the arbitrators may be entered in any court of competent jurisdiction, and execution may be had thereon. The expense of such arbitration, including attorneys' fees, shall be allocated between the parties as the arbitrators may decide and as the claims and interests of each party may prevail. Notwithstanding anything to the contrary contained in this Section 13.12, any dispute, controversy or claim relating to actual or threatened unauthorized use or disclosure of any Confidential Information, or the validity, applicability, enforceability or infringement of any patent rights, shall not be required to be submitted to arbitration hereunder and shall be resolved by a court of competent jurisdiction and, in addition, each party shall retain the right to seek injunctive or other temporary relief from a court of competent jurisdiction.

       13.13  Patent Marking.  The Company agrees that all packaging containing
       -----  --------------
Licensed Product in the form sold by the Company, any Affiliate, or a sublicensee shall be marked with the number of the applicable Mucosal Patent Rights licensed hereunder in accordance with 35 U.S.C.(S)287.

     13.14  Export Control.   The Company acknowledges that it is subject to
            --------------
United States laws and regulations controlling the export of technical data, computer software and other commodities and agrees not to export or allow the export or re-export of such data, software or other commodities in violation of such laws and regulations.

     13.15  Compliance with Laws.  In performing this Agreement each party
            --------------------
hereto agrees to comply with all applicable laws, rules, regulations and policies and to obtain any governmental approvals, permits or licenses required to perform its obligations under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    MUCOSAL THERAPEUTICS LLC


                                    By: [signature illegible]
                                       -------------------------------
                                       Manager

                                    ORAPHARMA, INC.


                                    By: /s/ Michael Kishbauch
                                       -------------------------------
                                       President/CEO

                                   Appendix A
                                   ----------

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                ORAPHARMA, INC.
                            STOCK WARRANT AGREEMENT
                            -----------------------

          GRANTEE:              Mucosal Therapeutics LLC

          DATE OF GRANT:

          NUMBER OF SHARES:

          EXERCISE PRICE:          $___ per share

          EXPIRATION DATE:      [____ years from issuance]
          -----------------     --------------------------


     Pursuant to the License Agreement dated as of _________, 1998 (the "License
                                                                         -------
Agreement") by and between Mucosal Therapeutics LLC ("Mucosal") and OraPharma,
---------                                             -------
Inc. (the "Company"), the Company has agreed to grant to Mucosal, as of the Date
           -------
of Grant set forth above, a warrant (the "Warrant") to purchase up to the
                                          -------
aggregate number of shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company set forth herein at the price per share set
-------------
forth herein, all upon the terms and conditions hereof. This Stock Warrant Agreement is hereinafter referred to as either the "Agreement" or this "Warrant".

                              TERMS AND CONDITIONS
                              --------------------

     1.   Grant and Exercise of Warrant.  (a)  The Company hereby grants to
          -----------------------------
Mucosal, and Mucosal is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase, from the Company, _____ shares of the Company's Common Stock (the "Warrant Shares") at a purchase price of $______ per
                             --------------
share (the "Exercise Price").  This Warrant shall be fully vested as of the date
            --------------
hereof. This Warrant may not be exercised after the Expiration Date set forth above.

          (b) This Warrant may not be exercised at a time when the exercise thereof or the issuance or transfer of shares upon such exercise would, in the opinion of the Board of Directors of the Company, constitute a violation of any law, federal, state, local or foreign, or any regulations thereunder, or the requirements of the New York Stock Exchange or any other national securities exchange or market.

     2.   Procedure for Exercise.  (a) This Warrant may be exercised, in whole
          ----------------------
or part, by Mucosal by delivering a written notice (the "Notice") to the
                                                         ------
Secretary of the Company. This Warrant may not be exercised for any fractional share. The Notice shall (i) state that Mucosal elects to exercise the Warrant;
(ii) state the number of Warrant Shares with respect to which the Warrant is being exercised; and (iii) include the reaffirmation of the representations and warranties of Mucosal set forth in Section 3 below.

          (b) Payment of the aggregate Exercise Price for such Warrant Shares shall be made in cash or by certified check payable to the Company in an amount equal to the aggregate Exercise Price of the Warrant Shares with respect to which this Warrant is being exercised.

          (c) The Company shall issue a stock certificate in the name of Mucosal for such Warrant Shares as soon as practicable after receipt of the Notice and payment of the aggregate Exercise Price for such Warrant Shares. Mucosal shall not have any privileges as a stockholder of the Company with respect to any Warrant Shares until such Warrant Shares shall be registered on the books of the Company in the name of Mucosal.

     3.   Representations and Warranties.  Mucosal acknowledges, represents and
          ------------------------------
warrants to the Company as follows:

          (a) In connection with its exercise of the Warrant, it will consult with such independent legal counsel or other advisors considered appropriate to it to assist it in evaluating its proposed investment in the Company. Without limiting the foregoing, Mucosal acknowledges that there may be certain adverse tax consequences to it in connection with its exercise of the Warrant and the Company has advised Mucosal to seek the advice of experts in such areas prior to exercising the Warrant.

          (b) Mucosal shall own the Warrant, and shall purchase the Warrant Shares, for its own account for investment, and not with a view to or for resale in connection with the distribution thereof, nor with any present intention of selling or otherwise disposing of all or any part of the Warrant or Warrant Shares. Mucosal agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, any Warrant Shares purchased by it upon exercise of the Warrant may not be registered under the Securities Act of 1933, as amended (the "Act") or under the securities laws
                                             ---
of certain states and, therefore, cannot be Transferred unless they are subsequently registered under the Act and under applicable securities laws of such states or an exemption from such registration is available. Mucosal understands that the Company is under no obligation to register this Warrant and/or the Warrant Shares on Mucosal's behalf or to assist it in complying with any exemption from such registration under the Act or any state securities laws. Furthermore, Mucosal hereby acknowledges and agrees that it will not Transfer, either publicly or privately, the Warrant or the Warrant Shares without registration thereof under the Act or an exemption therefrom. For purposes of this Agreement, the term "Transfer" means to directly or indirectly
                                      --------
sell, assign, transfer, pledge (other than a pledge to the Company), hypothecate or to otherwise encumber or dispose of any record or beneficial ownership of the Warrant or Warrant Shares (or contract to do any of the foregoing).

          (c) Mucosal understands that the Warrant and the Warrant Shares are speculative investments which involve a high degree of risk of loss of its entire investment in the Company. Mucosal can afford (i) to hold unregistered securities for an indefinite period of time; and (ii) to sustain a complete loss of the entire amount of its investment in the Company and, at the same time, bear any tax liability which may result if its investment in the Company is lost. Mucosal has determined that the Warrant (and, upon exercise of the Warrant, will determine with respect to the Warrant Shares) is a suitable investment and it has the financial ability to bear the economic risk of its investment in the Company (including its possible total loss), has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

          (d) Mucosal is an "accredited investor", as defined in Rule 501 under the Act.

          (e) Mucosal has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares and making an informed and reasoned investment decision, and has obtained, in its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company.

          (f) Mucosal has been given the opportunity to ask questions of, and receive answers from, the Company concerning the Company and other matters pertaining to this investment, and to obtain any additional information necessary to verify the accuracy of any information provided, and has not been furnished any offering literature or prospectus and has not received any general solicitation or general advertising regarding the purchase of any Common Stock. Mucosal has been furnished with all additional documents and information requested by it.

          (g) Mucosal is aware that there is no assurance as to the future performance of the Company. No representations or warranties of any kind have been made to Mucosal by the Company or any officer, employee, agent or affiliate of the Company.

          (h) Mucosal understands that the Warrant is, and the Warrant Shares will be, issued pursuant to a specific exemption under the provisions of the Act and exemptions under various state securities laws, which exemptions may depend, among other things, upon Mucosal's investment intent. Mucosal understands that the availability of such exemptions is in part dependent upon the truthfulness and accuracy of the representations made by it herein and that the Company will rely on such representations in issuing the Warrant and the Warrant Shares to Mucosal.

Mucosal acknowledges and agrees that each time it exercises the Warrant and purchases Warrant Shares, and as a condition to such purchase, it shall re-state and reaffirm all of the representations and warranties set forth above, unless the Warrant Shares shall then be subject to an effective registration statement under the Act and applicable state securities laws. Notwithstanding the foregoing, even if Mucosal does not so re-state and reaffirm as required, upon each exercise of the Warrant it will automatically be deemed to have so re-stated and reaffirmed.

     4.   Stock Dividends, Splits, Etc.   In the event the Common Stock is
          -----------------------------
changed by reason of a stock split, reverse stock split, stock dividend or recapitalization (exclusive of any public or private sales of Capital Stock of the Company), or is converted into or exchanged for other securities as a result of a merger, consolidation or reorganization in which the Company is the surviving corporation, appropriate adjustments shall be made in the terms of this Warrant, or additional warrants shall be granted to Mucosal as shall be equitable and appropriate, or an adjustment in the number and class of shares allocated to, and the Exercise Price of, the Warrant shall be made.

     5.   Certain Extraordinary Transactions.  In the event the Common Stock is
          ----------------------------------
exchanged for securities, cash or other property of any other corporation or entity as the result of a reorganization, merger or consolidation in which the Company is not the surviving corporation, the dissolution or liquidation of the Company, or the sale of all or substantially all the assets of the Company, the Board of Directors of the Company or the board of directors of any successor corporation or entity shall, as to the unexercised portion of this Warrant, (a) provide for payment of an amount equal to the excess of the fair market value of the Warrant Shares, as determined by the Board of Directors of the Company or such board, over the Exercise Price of such Warrant Shares as of the date of the transaction, in exchange for the surrender of the right to exercise the Warrant, or (b) provide for the assumption of the Warrant, or the substitution therefor of new warrants, by the successor corporation or entity.

     6.   Restriction on Transfer of Warrant.  The Warrant may not be
          ----------------------------------
Transferred in any way by Mucosal. The Warrant shall not be subject to execution, attachment or similar process. Any attempted Transfer of the Warrant contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Warrant, shall result in the immediate termination of the Warrant. If requested in writing by the managing underwriters, if any, of any public offering, Mucosal shall not offer, sell, contract to sell or otherwise dispose of any of the Warrant Shares except as part of such public offering within 30 days before or 180 days after the effective date of the registration statement filed with respect to said offering.

     7.   Right of First Offer.  (a) If, prior to the date of the initial public
          --------------------
offering of shares of the Common Stock, Mucosal desires to Transfer to any third-party all or any part of the Warrant Shares pursuant to the terms of a bona fide offer received from a third party, Mucosal shall first submit a written offer (the "Offer") to sell such Warrant Shares (the "Offered Shares")
                    -----                                     --------------
to the Company on terms and conditions, including price, not less favorable to the Company then those on which Mucosal proposes to sell such Warrant Shares to such third party. The Offer shall disclose the identity of the proposed purchaser, specify the number of Offered Shares proposed to be sold, the total number of Offered Shares owned by Mucosal, and the agreed terms and conditions of the sale and any other material facts relating to the sale.

          (b) The Company shall have the right to purchase all or any portion of the Offered Shares on the same terms and conditions specified in the Offer.

          (c) If the Company desires to purchase all or any portion of the Offered Shares, the Company shall communicate in writing its election to purchase (an "Acceptance") to Mucosal, which Acceptance shall be delivered to
              ----------
Mucosal within 30 days of the Company's receipt of  the Offer.

          (d) If the Company elects to purchase all or any of the Offered Shares, sale of the Offered Shares to be so purchased pursuant to this Section shall be made at the offices of the Company on the 30th day following the expiration of the 30-day period applicable pursuant to paragraph (c) of this Section (or if such 30th day is not a business day, then on the next succeeding business day). Such sales shall be effected by Mucosal's delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for Transfer to the Company, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to Mucosal of the purchase price therefor by the Company. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or certified check.

          (e) If the Company does not elect to purchase all of the Offered Shares, then the Offered Shares not so purchased may be sold by Mucosal at any time within 150 days after the Company's receipt of the Offer. Any such sale shall be upon terms and conditions, including price, not less favorable to Mucosal than those specified in the Offer, and the purchaser or transferee (and all subsequent purchasers or transferees) shall be subject to all the terms of this Agreement. Any Offered Shares not sold within such 150-day period shall continue to be subject to the requirements of a first offer by the Company pursuant to this Section.

     8.     Restrictive Legends.  Stock certificates representing the Warrant
            -------------------
Shares shall bear such legend or legends as the Board of Directors of the Company shall deem appropriate.

     9    Miscellaneous.
          -------------

          (a) Jurisdiction.  Each party hereby submits itself for the sole
              ------------
purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the courts located in the State of New York, and any courts of appeal therefrom, and waives any objection (on the grounds of lack of jurisdiction, or forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

          (b) Governing Law.  This Agreement and all amendments, modifications,
              -------------
alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of New York and the United States of America, without regard to the principles of conflicts of law thereof.

          (c) Notices.  All notices, consents and other communications required
              -------
or which may be given under this Agreement shall be deemed to have been duly given (i) when delivered by hand, (ii) three (3) days after being mailed by registered or certified mail, return receipt requested, or (iii) when received by the addressee, if sent by facsimile transmission (with acknowledgment of complete transmission) or by Express Mail, Federal Express or other express delivery service (receipt requested), in each case addressed to the Company at its principal place of business and to Mucosal its address as listed on the books and records of the Company (or in either case to such other address as such party may hereafter designate as to itself by notice to the other party hereto).

          (d) Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

          (e) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
between the Company and Mucosal with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the parties hereto.

          (f) Headings.  The Section headings are for convenience only and are
              --------
not a part of this Agreement.

          (g) Severability.  All rights and restrictions contained herein may be
              ------------
exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision agreeable to the parties hereto which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and is not replaced by a valid provision which will implement the commercial purpose of this Agreement and which is agreed to the parties hereto in writing within 30 days following such holding, this Agreement and the rights granted herein shall terminate.

          (h) Waiver; Remedies.  The failure of any party hereto to require
              ----------------
performance hereunder, or the written waiver by any party hereto of any breach of this Agreement, shall not prevent the subsequent enforcement thereof nor be deemed a waiver of any subsequent breach.

          (i) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original and both of which together shall constitute one instrument.

          (j) Expenses; Further Assurances.  Unless otherwise provided herein,
              ----------------------------
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party which shall have incurred the same, and the other party shall have no liability relating thereto. Without limiting the generality of any provision of this Agreement, each party agrees that upon request of any other party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof.

     IN WITNESS WHEREOF, the parties have executed this Stock Warrant Agreement as of the ___ day of ________, ____.

                                       MUCOSAL THERAPEUTICS LLC


                                       By:
                                          -----------------------------------
                                         Name:
                                         Title:


                                       ORAPHARMA, INC.


                                       By:
                                          -----------------------------------
                                         Name:
                                         Title: